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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

JPX GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54793	26-2801338
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9864 E Grand River, Ste 110-301 Brighton, Michigan		48116
(Address of Principal Executive Offices)		(Zip Code)

______________________________________________________________________________________________________________________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 3, 2017, James P. Foran resigned as an officer and director of JPX Global, Inc. (the “Company”) pending the appointment of Joseph Caywood to replace him as the Company’s sole executive officer and director. A summary of Mr. Caywood’s background and experience is as follows:

Joseph Caywood. Mr. Caywood has served as the Company’s Vice-President of Operations since December 2012 and is the controlling shareholder of the Company. Mr. Caywood has served as the President of Scorpex, Inc. since May, 2011, where he has spent several years developing a toxic and hazardous waste storage, recycling, and disposal site on the perimeter of Ensenada, Mexico. Mr. Caywood’s efforts have included overseeing construction, land acquisition, site development, permit applications, governmental relations, and submitting focused studies and reports by experts in this industry, and is developing one of the only industrial waste processing facilities of its kind in Baja Mexico. Mr. Caywood has successfully owned and operated many businesses since 1989, including a profitable classic car business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPX Global, Inc.

Date: May 4, 2017	By: /s/ Joseph Caywood
Joseph Caywood
Chief Executive Officer